SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 12, 2001
                                                          --------------

                        COMMISSION FILE NUMBER 001-08495


 DELAWARE                   CONSTELLATION BRANDS, INC.             16-0716709
                               and its subsidiaries:
 NEW YORK                   BATAVIA WINE CELLARS, INC.             16-1222994
 NEW YORK                   CANANDAIGUA WINE COMPANY, INC.         16-1462887
 NEW YORK                   CANANDAIGUA EUROPE LIMITED             16-1195581
 ENGLAND AND WALES          CANANDAIGUA LIMITED                    98-0198402
 NEW YORK                   POLYPHENOLICS, INC.                    16-1546354
 NEW YORK                   ROBERTS TRADING CORP.                  16-0865491
 NETHERLANDS                CANANDAIGUA B.V.                       98-0205132
 DELAWARE                   FRANCISCAN VINEYARDS, INC.             94-2602962
 CALIFORNIA                 ALLBERRY, INC.                         68-0324763
 CALIFORNIA                 CLOUD PEAK CORPORATION                 68-0324762
 CALIFORNIA                 M.J. LEWIS CORP.                       94-3065450
 CALIFORNIA                 MT. VEEDER CORPORATION                 94-2862667
 DELAWARE                   BARTON INCORPORATED                    36-3500366
 DELAWARE                   BARTON BRANDS, LTD.                    36-3185921
 MARYLAND                   BARTON BEERS, LTD.                     36-2855879
 CONNECTICUT                BARTON BRANDS OF CALIFORNIA, INC.      06-1048198
 GEORGIA                    BARTON BRANDS OF GEORGIA, INC.         58-1215938
 ILLINOIS                   BARTON CANADA, LTD.                    36-4283446
 NEW YORK                   BARTON DISTILLERS IMPORT CORP.         13-1794441
 DELAWARE                   BARTON FINANCIAL CORPORATION           51-0311795
 WISCONSIN                  STEVENS POINT BEVERAGE CO.             39-0638900
 ILLINOIS                   MONARCH IMPORT COMPANY                 36-3539106
(State or other            (Exact name of registrant as         (I.R.S. Employer
 jurisdiction of            specified in its charter)            Identification
 incorporation or                                                No.)
 organization)


            300 WillowBrook Office Park, Fairport, New York   14450
            -----------------------------------------------   -----
                (Address of principal executive offices)   (Zip Code)


        Registrant's telephone number, including area code (716) 218-2169
                                                           --------------


          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

Constellation Brands, Inc. released the following information on April 12, 2001:

      CONSTELLATION REPORTS RECORD FOURTH QUARTER AND FISCAL 2001 RESULTS
         Earnings Per Share Up 16% for the Quarter and 25% for the Year
                          Company Announces Stock Split

Fairport, New York, April 12, 2001 - Constellation Brands, Inc. (NYSE: STZ and STZ.B), reported net income of $18 million for the three months ended February 28, 2001 ("Fourth Quarter 2001"), representing an 18 percent increase over net income reported for the three months ended February 29, 2000 ("Fourth Quarter 2000"). Net income of $97 million for the twelve months ended February 28, 2001 ("Fiscal 2001") increased 26 percent over net income reported for the twelve months ended February 29, 2000 ("Fiscal 2000").
     Earnings per share on a diluted basis for Fourth Quarter 2001 and Fiscal 2001 were $0.97 and $5.21, respectively, representing increases of 16 percent and 25 percent, respectively, when compared to Fourth Quarter 2000 and Fiscal 2000 earnings per share. For comparative purposes, net income for Fiscal 2000 included pretax nonrecurring charges of $6 million, or the equivalent of $0.18 per share on a diluted basis.
     The Company also announced that its Board of Directors has approved a two-for-one stock split of both its Class A Common Stock and Class B Common Stock to be distributed in the form of a stock dividend. Stockholders of record on April 30, 2001, will receive an additional share of stock for each share held with distribution of the additional shares expected to occur on May 14, 2001. The financial statements included in this press release do not reflect the effect of the stock split.
     Richard Sands, Chairman, Chief Executive Officer and President of Constellation said, "Once again, we demonstrated our commitment to stockholders by delivering double-digit earnings growth for the twelfth consecutive quarter. This performance was achieved with top-line growth in every part of our business, particularly fine wine and imported beer. In addition, this year we expanded the higher-margin, faster growing categories of our premium wine business through the acquisitions of the Turner Road Vintners and Corus brands. With the addition of these brands and Ravenswood, coupled with our existing portfolio of leading brands, Constellation is positioned to deliver another year of strong double-digit earnings per share growth."
     Sands added, "After such a successful year and a positive outlook, we are pleased to announce a two-for-one stock split. This action underscores our confidence in the Company's ability to deliver strong performance, as well as our desire to enable greater investor participation in our Company. By combining top line growth with margin improvements and deleveraging initiatives, Constellation is well-positioned to build on its track record of growing earnings and increasing stockholder value."

CONSOLIDATED  RESULTS

     Net sales reached $544 million for Fourth Quarter 2001, a two percent increase over Fourth Quarter 2000. After adjusting for foreign currency impact, net sales for Fourth Quarter were five percent greater than Fourth Quarter 2000. Sales increased across all businesses for Fourth Quarter 2001, on a currency-adjusted basis, led by fine wine, imported beer and the U.K. wholesale business. Net sales for Fiscal 2001 were $2.4 billion versus $2.3 billion for Fiscal 2000, an increase of two percent. On a currency-adjusted basis, net sales increased five percent versus Fiscal 2000 net sales driven by fine wine, imported beer and the U.K. wholesale business.
     Gross profit for Fourth Quarter 2001 was $165 million compared to $168 million in the prior period. On a currency-adjusted basis, gross profit increased slightly for Fourth Quarter 2001 compared to the prior period as increased sales more than offset a decline in gross margin. The decline in gross margin was due primarily to higher energy costs impacting spirits and higher tequila costs. Reported gross profit and gross margin for Fiscal 2001 increased to $757 million and 31.6 percent, respectively, compared to $722 million and
30.9 percent, respectively, for Fiscal 2000. The margin improvements were driven primarily by price increases in the fine wine business as well as cost improvements in the Company's U.K. business, Matthew Clark.

     Fourth Quarter 2001 selling, general and administrative expenses as a percent of net sales were favorable by 150 basis points versus the comparable quarter a year ago, declining from 21.2 percent to 19.7 percent. Selling, general and administrative expenses were $107 million for Fourth Quarter 2001 compared to $114 million reported for the same period last year. The decrease is primarily attributable to lower marketing costs and corporate expenses. For Fiscal 2001, selling, general and administrative expenses as a percent of net sales decreased to 20.3 percent compared to 20.6 percent for the prior year. Selling, general and administrative expenses were $487 million, an increase of one percent from Fiscal 2000.
     Operating income for Fourth Quarter 2001 increased to $57 million from $54 million, an increase of seven percent versus the same period a year ago. Fiscal 2001 operating income of $271 million was $30 million, or 13 percent, higher than Fiscal 2000, excluding pretax nonrecurring charges.
     Net interest expense for Fourth Quarter 2001 decreased four percent to $27 million versus $28 million reported for the same period a year ago. The lower interest expense was the result of lower average debt levels for Fourth Quarter 2001. For Fiscal 2001, net interest expense increased two percent to $109 million versus $106 million reported for Fiscal 2000. The increase in net interest expense can be primarily attributed to higher average interest rates.
     Net income and diluted earnings per share for Fourth Quarter 2001 were $18 million and $0.97, respectively, as compared to net income and diluted earnings per share of $16 million and $0.84, respectively, reported for Fourth Quarter 2000. Fiscal 2001 net income grew 26 percent to reach $97 million versus net income reported for Fiscal 2000 of $77 million. Diluted earnings per share for Fiscal 2001 and Fiscal 2000 were $5.21 and $4.18, respectively, representing an increase of 25 percent.

BARTON RESULTS
     Barton net sales for Fourth Quarter 2001 were $182 million, an increase of six percent versus the comparable quarter a year ago. The increase can be attributed primarily to volume growth in imported beer and spirits offset by slightly lower contract manufacturing sales. For Fiscal 2001, net sales grew 13 percent to $945 million driven by the following: volume growth and price increases in the Mexican beer portfolio, volume growth in the spirits portfolio, price increases on tequila products and the inclusion of brands acquired in the Black Velvet acquisition for a full year. On a pro forma basis, net sales for Fiscal 2001 increased 12 percent.
     Operating income grew to $32 million for Fourth Quarter 2001, an increase of 13 percent versus the comparable quarter last year. Sales gains in imported beer and lower marketing spend on spirits, more than offset increased energy and tequila costs associated with spirits. Fiscal 2001 and Fiscal 2000 operating income was $168 million and $143 million, respectively, an increase of 17 percent. Volume growth and average selling price increases in imported beer and volume growth in spirits accounted for the growth, partially offset by increased selling and marketing expenses related to growth of imported beer.

CANANDAIGUA WINE RESULTS
     Canandaigua Wine net sales for Fourth Quarter 2001 increased two percent to $174 million. The net sales increase was driven by favorable volumes related to Almaden, Arbor Mist and Paul Masson Grande Amber sales, partially offset by slightly lower average prices. Additionally, nonbranded sales increased five percent versus a year ago due to greater bulk wine sales. Fiscal 2001 and Fiscal 2000 net sales were $688 million and $712 million, respectively, representing a three percent decrease. Volume increases in Almaden, Arbor Mist and Paul Masson Grande Amber sales were more than offset by slightly lower average selling prices and lower champagne sales during Fiscal 2001 compared to the prior year, which included the impact of Millennium volume.
     Operating income increased 34 percent for Fourth Quarter 2001 to $16 million due to favorable marketing and promotion costs. Excluding the pretax nonrecurring charge of $3 million reported for Fiscal 2000, operating income was $51 million for Fiscal 2001 compared to $49 million the prior year, an increase of three percent, also due to lower marketing and promotions.

MATTHEW CLARK RESULTS
     Net sales for Fourth Quarter 2001 decreased slightly to $172 million from $175 million reported for Fourth Quarter 2000. On a currency-adjusted basis, net sales improved eight percent compared to net sales reported for Fourth Quarter 2000. Branded sales increased five percent, primarily attributable to increases in Stowells of Chelsea and California wines. Further, wholesale sales improved ten percent, with the addition of Forth Wines contributing to more than half of the increase. Net sales for Fiscal 2001 decreased five percent to $691 million from $730 million reported for Fiscal 2000. Adjusting for the impact of foreign currency, net sales for Fiscal 2001 were three percent higher. Increases in branded table wine, packaged cider and the U.K. wholesale business were partially offset by declines in draft cider sales and private label sales.
     Operating income for Fourth Quarter 2001 declined to $8 million from $14 million reported for Fourth Quarter 2000 due to increased investments in brand building initiatives to gain market share. Fiscal 2001 operating income was up slightly to $49 million. Excluding the pretax nonrecurring charge of $3 million reported for Fiscal 2000, operating income was $49 million for Fiscal 2001 compared to $51 million for the prior year. On a currency-adjusted basis, operating income increased four percent for the year.

FRANCISCAN RESULTS
     Franciscan's net sales for Fourth Quarter 2001 increased 26 percent to reach $22 million versus $18 million reported for Fourth Quarter 2000. The increase is due to a combination of volume growth and selling price increases, particularly for Franciscan Oakville Estate, Simi and Estancia. As a result of the volume growth and selling price increases, operating income grew to $6 million, a 13 percent increase.
     Net sales and operating income for Fiscal 2001 were $93 million and $24 million, respectively, an increase of 50 percent and 93 percent, respectively. On a pro forma basis, net sales for Fiscal 2001 increased 15 percent driven primarily by increases in pricing.

STOCK SPLIT DETAILS
     The Company's Board of Directors has approved a two-for-one stock split of both its Class A Common Stock and Class B Common Stock to be distributed in the form of a stock dividend on or about May 14, 2001, to stockholders of record on April 30, 2001. Pursuant to the terms of the stock dividend, each holder of Class A Common Stock will receive one additional share of Class A stock for each share of Class A stock held, and each holder of Class B Common Stock will receive one additional share of Class B stock for each share of Class B stock held.

PROPOSED TRANSACTION WITH RAVENSWOOD WINERY
     Constellation and Ravenswood Winery, Inc. issued a press release on April 10, 2001, announcing that they entered into a merger agreement under which Constellation will acquire Ravenswood, a leading premium wine producer based in Sonoma, California. Please refer to this April 10, 2001, press release for information regarding this merger transaction, including risk factors associated with this transaction.

OUTLOOK
     The following statements are management's current expectations for the Company's three months ending May 31, 2001 ("First Quarter 2002") and the twelve months ending February 28, 2002 ("Fiscal 2002"). These statements are made as of the date of this press release and are forward-looking and do not reflect the effect of the stock split. Actual results may differ materially from these expectations due to a number of risks and uncertainties.

- Diluted earnings per share for First Quarter 2002 are expected to be within a range of $1.06 to $1.12 versus $0.96 reported for First Quarter 2001.

- Diluted earnings per share for Fiscal 2002 are expected to be within a range of $5.95 and $6.05 versus $5.21 reported for Fiscal 2001.

     The Fiscal 2002 estimate includes the expected impact of the proposed merger involving Constellation and Ravenswood Winery.

     The Company anticipates holding a conference call to discuss its First Quarter 2002 financial results and expectations for the remainder of Fiscal 2002 on Thursday, June 28, 2001.

STATUS OF BUSINESS OUTLOOK AND RELATED RISK FACTORS STATEMENTS
     During the quarter, Constellation may reiterate the estimates set forth above under the heading Outlook (collectively, the "Outlook"). Prior to the start of the Quiet Period (described below), the public can continue to rely on the Outlook as still being Constellation's current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.
     Beginning May 18, 2001, Constellation will observe a "Quiet Period" during which the Outlook no longer constitutes the Company's current expectations. During the Quiet Period, the Outlook should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to update by the Company. During the Quiet Period, Constellation's representatives will not comment concerning the Outlook or Constellation's financial results or expectations. The Quiet Period will extend until the day when Constellation's next quarterly Earnings Release is published, presently scheduled for Thursday, June 28, 2001.
     The statements made under the heading Outlook are forward-looking statements. Unless otherwise noted, these forward-looking statements do not take into account the impact of any future acquisition, merger or any other business combination, divestiture or financing that may be completed after the date of this release. Further, these statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. For a detailed list of the risk factors that may adversely impact these forward-looking statements, please refer to ATTACHMENT A set forth below in this press release; please also refer to our Company's Securities and Exchange Commission filings.

ABOUT CONSTELLATION
     Constellation Brands, Inc., is a leader in the production and marketing of beverage alcohol brands in North America and the United Kingdom and is a leading independent drinks wholesaler in the United Kingdom. As the second largest supplier of wine, the second largest importer of beer and the fourth largest supplier of distilled spirits, Constellation Brands, Inc., is the largest single-source supplier of these products in the United States. With its broad product portfolio, composed of brands in all major beverage alcohol categories, Constellation believes it is distinctly positioned to satisfy an array of consumer preferences. Leading brands in Constellation's portfolio include:
Franciscan Oakville Estate, Simi, Estancia, Almaden, Arbor Mist, Talus, Vendange, Alice White, Black Velvet, Fleischmann's, Schenley, Ten High, Stowells of Chelsea, Blackthorn, Modelo Especial, St. Pauli Girl, and the number one imported beer, Corona Extra.

                            CONFERENCE CALL DETAILS

     A conference call to discuss the quarterly results will be hosted by Richard Sands, CEO, and Tom Summer, CFO, on Thursday, April 12, 2001, at 10:00 a.m. EDT. The conference call can be accessed by dialing (800) 860-2442. A live listen-only web cast of the conference call is available on the Internet at Constellation's web site: www.cbrands.com under: Investor Info.
                          ---------------------

     If you are unable to participate in the conference call, there will be a replay available on Constellation's web site.

--------------------------------------------------------------------------------

                    CONSOLIDATED FINANCIAL STATEMENTS FOLLOW

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                   February 28,     February 29,
                                                        2001            2000
                                                   ------------     ------------
ASSETS
------
CURRENT ASSETS:
  Cash and cash investments                        $    145,672     $     34,308
  Accounts receivable, net                              314,262          291,108
  Inventories, net                                      670,018          615,700
  Prepaid expenses and other current assets              61,037           54,881
                                                   ------------     ------------
    Total current assets                           $  1,190,989     $    995,997
PROPERTY, PLANT AND EQUIPMENT, net                      548,614          542,971
OTHER ASSETS                                            772,566          809,823
                                                   ------------     ------------
  Total assets                                     $  2,512,169     $  2,348,791
                                                   ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
CURRENT LIABILITIES:
  Notes payable                                    $      4,184     $     28,134
  Current maturities of long-term debt                   54,176           52,653
  Accounts payable                                      114,793          122,213
  Accrued excise taxes                                   55,954           30,446
  Other accrued expenses and liabilities                198,053          204,771
                                                   ------------     ------------
    Total current liabilities                      $    427,160     $    438,217
LONG-TERM DEBT, less current maturities               1,307,437        1,237,135
DEFERRED INCOME TAXES                                   131,974          116,447
OTHER LIABILITIES                                        29,330           36,152
STOCKHOLDERS' EQUITY                                    616,268          520,840
                                                   ------------     ------------
  Total liabilities and stockholders' equity       $  2,512,169     $  2,348,791
                                                   ============     ============


                          CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                          CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                             (in thousands, except per share data)
                                                   Three Months         Three Months
                                                       Ended                Ended          Percent
                                                 February 28, 2001    February 29, 2000     Change
                                                 -----------------    -----------------    -------
Gross sales                                         $   717,657          $   704,790          1.8%
Net sales                                           $   544,038          $   535,751          1.5%
Cost of product sold                                   (379,148)            (368,228)         3.0%
                                                    -----------          -----------
     Gross profit                                       164,890              167,523         -1.6%
Selling, general and administrative expenses           (107,428)            (113,779)        -5.6%
                                                    -----------          -----------
     Operating income                                    57,462               53,744          6.9%
Interest expense, net                                   (26,834)             (27,863)        -3.7%
                                                    -----------          -----------
     Income before income taxes                          30,628               25,881         18.3%
Provision for income taxes                              (12,251)             (10,353)        18.3%
                                                    -----------          -----------
     Net income                                     $    18,377          $    15,528         18.3%
                                                    ===========          ===========

Earnings per common share:
     Basic                                          $      0.99          $      0.86         15.1%
     Diluted                                        $      0.97          $      0.84         15.5%
Weighted average common shares outstanding:
     Basic                                               18,527               18,148          2.1%
     Diluted                                             19,020               18,566          2.4%

Segment Information:
Net sales:
     Barton
       Beer                                         $   120,786          $   112,419          7.4%
       Spirits                                           61,540               60,065          2.5%
                                                    -----------          -----------
         Net sales                                  $   182,326          $   172,484          5.7%
     Canandaigua Wine
       Branded                                      $   154,449          $   151,959          1.6%
       Other                                             19,960               19,047          4.8%
                                                    -----------          -----------
         Net sales                                  $   174,409          $   171,006          2.0%
     Matthew Clark
       Branded                                      $    61,572          $    64,691         -4.8%
       Wholesale                                        110,251              109,842          0.4%
                                                    -----------          -----------
         Net sales                                  $   171,823          $   174,533         -1.6%
     Franciscan                                     $    22,015          $    17,509         25.7%
     Corporate Operations and Other                 $       634          $     1,250        -49.3%
     Intersegment eliminations                      $    (7,169)         $    (1,031)       595.3%
                                                    -----------          -----------
Consolidated net sales                              $   544,038          $   535,751          1.5%
                                                    ===========          ===========

Operating income:
     Barton                                         $    31,862          $    28,092         13.4%
     Canandaigua Wine                                    15,940               11,909         33.8%
     Matthew Clark                                        7,934               13,970        -43.2%
     Franciscan                                           5,836                5,146         13.4%
     Corporate Operations and Other                      (4,110)              (5,373)       -23.5%
                                                    -----------          -----------
Consolidated operating income                       $    57,462          $    53,744          6.9%
                                                    ===========          ===========


                              CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                 (in thousands, except per share data)
                                                      Twelve               Twelve
                                                   Months Ended         Months Ended       Percent
                                                 February 28, 2001    February 29, 2000     Change
                                                 -----------------    -----------------    -------
Gross sales                                         $ 3,154,294          $ 3,088,699          2.1%
Net sales                                           $ 2,396,685          $ 2,340,469          2.4%
Cost of product sold                                 (1,639,230)          (1,618,009)         1.3%
                                                    -----------          -----------
     Gross profit                                       757,455              722,460          4.8%
Selling, general and administrative expenses           (486,587)            (481,909)         1.0%
Nonrecurring charges                                         -                (5,510)          N/A
                                                    -----------          -----------
     Operating income                                   270,868              235,041         15.2%
Interest expense, net                                  (108,631)            (106,082)         2.4%
                                                    -----------          -----------
     Income before income taxes                         162,237              128,959         25.8%
Provision for income taxes                              (64,895)             (51,584)        25.8%
                                                    -----------          -----------
     Net income                                     $    97,342          $    77,375         25.8%
                                                    ===========          ===========

Earnings per common share:
     Basic                                          $      5.30          $      4.29         23.5%
     Diluted                                        $      5.21          $      4.18         24.6%
Weighted average common shares outstanding:
     Basic                                               18,362               18,054          1.7%
     Diluted                                             18,688               18,499          1.0%

Segment Information:
Net sales:
     Barton
       Beer                                         $   659,371          $   570,380         15.6%
       Spirits                                          285,743              267,762          6.7%
                                                    -----------          -----------
         Net sales                                  $   945,114          $   838,142         12.8%
     Canandaigua Wine
       Branded                                      $   610,399          $   629,320         -3.0%
       Other                                             78,042               82,588         -5.5%
                                                    -----------          -----------
         Net sales                                  $   688,441          $   711,908         -3.3%
     Matthew Clark
       Branded                                      $   286,910          $   313,102         -8.4%
       Wholesale                                        404,209              416,644         -3.0%
                                                    -----------          -----------
         Net sales                                  $   691,119          $   729,746         -5.3%
     Franciscan                                     $    93,115          $    62,119         49.9%
     Corporate Operations and Other                 $     3,319          $     5,372        -38.2%
     Intersegment eliminations                      $   (24,423)         $    (6,818)       258.2%
                                                    -----------          -----------
Consolidated net sales                              $ 2,396,685          $ 2,340,469          2.4%
                                                    ===========          ===========

Operating income:
     Barton                                         $   167,680          $   142,931         17.3%
     Canandaigua Wine                                    50,789               46,778          8.6%
     Matthew Clark                                       48,961               48,473          1.0%
     Franciscan                                          24,495               12,708         92.8%
     Corporate Operations and Other                     (21,057)             (15,849)        32.9%
                                                    -----------          -----------
Consolidated operating income                       $   270,868          $   235,041         15.2%
                                                    ===========          ===========

                                  ATTACHMENT A
                                  ------------

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     The Company makes forward-looking statements from time to time and desires to take advantage of the "safe harbor" which is afforded such statements under the Private Securities Litigation Reform Act of 1995 when they are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those in the forward-looking statements.

     The statements set forth in this press release, which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. Any projections of future results of operations, and in particular, (i) the Company's estimated diluted earnings per share for the quarter ending May 31, 2001, and (ii) the Company's estimated diluted earnings per share for the twelve months ending February 28, 2002, (which estimates are set forth above under the heading "Outlook"), should not be construed in any manner as a guarantee that such results will in fact occur. There can be no assurance that any forward-looking statement in this press release will be realized or that actual results will not be significantly higher or lower than set forth in or implied by such forward-looking statement. In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the Company contained in this press release are also subject to the following risks and uncertainties:

RECENT ACQUISITIONS AND PROPOSED MERGER WITH RAVENSWOOD WINERY

o Projections of future results of operations include Constellation's expectations with respect to future performance of recently acquired businesses and the expected impact of the proposed merger with Ravenswood. These expectations are based upon acquired businesses achieving certain sales projections, meeting certain cost targets and being successfully integrated with Constellation's operations.

PERFORMANCE OF WHOLESALE DISTRIBUTORS

o In the United States, we sell our products principally to wholesalers for resale to retail outlets, including grocery stores, package liquor stores, club and discount stores and restaurants. The replacement or poor performance of our major wholesalers or our inability to collect accounts receivable from our major wholesalers could materially and adversely affect our results of operations and financial condition. Distribution channels for beverage alcohol products have been characterized in recent years by rapid change, including consolidations of certain wholesalers. In addition, wholesalers and retailers of our products offer products, which compete directly with our products for retail shelf space and consumer purchases. Accordingly, there is a risk that these wholesalers or retailers may give higher priority to products of our competitors. In the future, our wholesalers and retailers may not continue to purchase our products or provide our products with adequate levels of promotional support.

SUPPLIERS, RAW MATERIALS AND PRICE FLUCTUATIONS

o Our business is heavily dependent upon raw materials, such as grapes, grape juice concentrate, grains, and alcohol from third-party suppliers and packaging materials. We could experience raw material supply, production or shipment difficulties, which could adversely affect our ability to supply goods to our customers. We are also directly affected by increases in the costs of such raw materials. Although we believe we have adequate sources of grape supplies, in the event demand for certain wine products exceeds expectations, we could experience shortages. In addition, one of our largest components of cost of goods sold is that of glass bottles, which have only a small number of producers. The inability of any of our glass bottle suppliers to satisfy our requirements could adversely affect our business.

COMPETITION

o We are in a highly competitive industry and the dollar amount, and unit volume, of our sales could be negatively affected by our inability to maintain or increase prices, changes in geographic or product mix, a general decline in beverage alcohol consumption or the decision of our wholesale customers, retailers or consumers to purchase competitive products instead of our products. Wholesaler, retailer and consumer purchasing decisions are influenced by, among other things, the perceived absolute or relative overall value of our products, including their quality or pricing, compared to competitive products. Unit volume and dollar sales could also be affected by pricing, purchasing, financing, operational, advertising or promotional decisions made by wholesalers and retailers which could affect their supply of, or consumer demand for, our products. We could also experience higher than expected selling, general and administrative expenses if we find it necessary to increase the number of our personnel or our advertising or promotional expenditures to maintain our competitive position or for other reasons.

CONSUMPTION OF PRODUCTS WE SELL

     Consumer purchasing patterns and preferences may impact the consumption of the products we sell. There are a variety of factors that may cause consumers to decrease the amount and type of alcohol products purchased, including but not limited to the following:

o concerns about the health consequences of consuming beverage alcohol products and about drinking and driving;

o a trend toward a healthier diet including lighter, lower calorie beverages such as diet soft drinks, juices and sparkling water products; and

o    activities of anti-alcohol consumer groups.

EXCISE TAXES AND GOVERNMENT RESTRICTIONS

o In the United States, the federal government and individual states impose excise taxes on beverage alcohol products in varying amounts, which have been subject to change. Increases in excise taxes on beverage alcohol products, if enacted, could materially and adversely affect our financial condition or results of operations. In addition, the beverage alcohol products industry is subject to extensive regulation by state and federal agencies. The federal Bureau of Alcohol, Tobacco and Firearms and various state liquor authorities regulate such matters as licensing requirements, trade and pricing practices, permitted and required labeling, advertising and relations with wholesalers and retailers. In recent years, federal and state regulators have required warning labels and signage. In the United Kingdom, Matthew Clark carries on its excise trade under a Customs and Excise License. Licenses are required for all premises where wine is produced. Matthew Clark holds a license to act as an excise warehouse operator and registrations have been secured for the production of cider and bottled water. New or revised regulations or increased licensing fees and requirements could have a material adverse effect on our financial condition or results of operations.

CURRENCY RATE FLUCTUATIONS/FOREIGN OPERATIONS

     The Company has operations in different countries and, therefore, is subject to the risks associated with currency fluctuations. The Company could experience changes in its ability to obtain or hedge against foreign currency, foreign exchange rates and fluctuations in those rates. The Company could also be affected by nationalizations or unstable governments or legal systems or intergovernmental disputes. These currency, economic and political uncertainties may affect the Company's results, especially to the extent these matters, or the decisions, policies or economic strength of the Company's suppliers, affect the Company's foreign operations or imported beer products.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        CONSTELLATION BRANDS, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Executive Vice
                                             President and Chief Financial
                                             Officer


                                  SUBSIDIARIES


                                        BATAVIA WINE CELLARS, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA WINE COMPANY, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA EUROPE LIMITED

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Treasurer


                                        CANANDAIGUA LIMITED

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Finance Director
                                             (Principal Financial Officer and
                                             Principal Accounting Officer)


                                        POLYPHENOLICS, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ROBERTS TRADING CORP.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, President and
                                             Treasurer

                                        CANANDAIGUA B.V.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Chief
                                             Financial Officer


                                        FRANCISCAN VINEYARDS, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        ALLBERRY, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        CLOUD PEAK CORPORATION

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        M.J. LEWIS CORP.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        MT. VEEDER CORPORATION

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President
                                             and Treasurer


                                        BARTON INCORPORATED

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                        BARTON BRANDS, LTD.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BEERS, LTD.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF CALIFORNIA, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON BRANDS OF GEORGIA, INC.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON CANADA, LTD.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON DISTILLERS IMPORT CORP.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        BARTON FINANCIAL CORPORATION

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        STEVENS POINT BEVERAGE CO.

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President


                                        MONARCH IMPORT COMPANY

Dated:  April 12, 2001                  By:  /s/ Thomas S. Summer
                                             --------------------------------
                                             Thomas S. Summer, Vice President

                                INDEX TO EXHIBITS

(1)  UNDERWRITING AGREEMENT

     Not Applicable.

(2)  PLAN OF ACQUISITION, REORGANIZATION, ARRANGEMENT, LIQUIDATION OR SUCCESSION

     Not Applicable.

(4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES

     Not Applicable.

(16) LETTER RE CHANGE IN CERTIFYING ACCOUNTANT

     Not Applicable.

(17) LETTER RE DIRECTOR RESIGNATION

     Not Applicable.

(20) OTHER DOCUMENTS OR STATEMENTS TO SECURITY HOLDERS

     Not Applicable.

(23) CONSENTS OF EXPERTS AND COUNSEL

     Not Applicable.

(24) POWER OF ATTORNEY

     Not Applicable.

(27) FINANCIAL DATA SCHEDULE

     Not Applicable.

(99) ADDITIONAL EXHIBITS

     None